CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated June 11, 2009 relating to the consolidated financial statements of Bontan Corporation Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2009.

“Schwartz Levitsky Feldman llp”

Toronto, Ontario, Canada	Chartered Accountants
June 25, 2010	Licensed Public Accountants